Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-155696-01) of Mack-Cali Realty, L.P. of our report dated February 9, 2009 relating to the financial statements of Mack-Green-Gale LLC which appears in this Form 10-K.

/s/ Cornerstone Accounting Group LLP
New York, New York
February 9, 2011